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                                                                   EXHIBIT 23.6

                        CONSENT OF ROY B. ANDERSEN, JR.

  The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to him in the Joint Proxy Statement/Prospectus of Premiere Technologies, Inc. and Xpedite Systems, Inc. which is part of this Registration Statement on Form S-4 of Premiere Technologies, Inc., with respect to his being elected or appointed as a director of Premiere Technologies, Inc., under the circumstances described therein.

                                          /s/ Roy B. Andersen, Jr.
                                          _____________________________________
                                          Roy B. Andersen, Jr.

Eatontown, New Jersey
December 2, 1997